EXHIBIT 5.1
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                           WEIL, GOTSHAL & MANGES LLP
      A Limited Liability Partnership Including Professional Corporations
                   767 Fifth Avenue   New York, NY  10153-0119
                                 (212) 310-8000
                               Fax: (212) 310-8007



                                January 28, 1997



     Dollar Financial Group, Inc.
     1436 Lancaster Avenue, Suite 210
     Berwyn, PA 19312

     Ladies and Gentlemen:

               We have acted as counsel to Dollar Financial Group, Inc., a New York corporation (the "Company"), DFG Warehousing Co., Inc., Dollar Insurance Administration Corp., Financial Exchange Company of Pittsburgh, Inc., Financial Exchange Company of Virginia, Inc. and Monetary Management Corporation of Pennsylvania, Inc., each a Delaware corporation (collectively, the "Delaware Guarantors"), Monetary Management of New York, Inc., a New York corporation ("MMNY"), Check Mart of Texas, Inc., a Texas corporation ("CMT"), Manor Investment Co., Inc., Monetary Management of California, Inc. and Pacific Ring Enterprises, Inc., each a California corporation (together, the "California Guarantors"), and as special New York counsel to those domestic subsidiaries of the Company listed on Schedule I hereto (collectively, the "Other Guarantors"; the Delaware Guarantors, MMNY, CMT, the California Guarantors and the Other Guarantors are collectively referred to herein as the "Guarantors") in connection with the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form S-4, File No. 333-18221 (as amended, the "Registration Statement"), of the Company and the Guarantors for registration under the Securities Act of 1933, as amended, of $110,000,000 aggregate principal amount of the Company's 10 7/8% Series A Senior Notes Due 2006 (the "New Notes") and the Guarantors' guaranties in connection therewith (the "Guaranties"), each issuable in connection with the exchange offer of New Notes for the Company's 10 7/8% Senior Notes Due 2006 (the "Old Notes").

               In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture, dated as of November 15, 1996 (the "Indenture"), among the Company, the Guarantors and Fleet National Bank, as trustee (the "Trustee"), pursuant to



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     Dollar Financial Group, Inc.
     January 28, 1997
     Page 2

     which the New Notes will be issued, the form of the New Notes included as Exhibit 4.2 to the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

               In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Guarantors.

               In rendering these opinions, we have assumed that (i) each of the Other Guarantors is duly organized and validly existing in its jurisdiction of incorporation and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture; (ii) the execution, delivery and performance of the Indenture have been duly authorized by all necessary corporate action on the part of each of the Other Guarantors; (iii) each of the Other Guarantors has duly executed and delivered the Indenture; (iv) the execution, delivery and performance of the Guaranties by the Other Guarantors have been duly authorized by all necessary corporate action on the part of each of the Other Guarantors and (v) each of the Other Guarantors has duly executed and delivered the Guaranties.

               Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

               1. The New Notes have been duly authorized by the Company and, when executed on behalf of the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bank-ruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and





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     Dollar Financial Group, Inc.
     January 28, 1997
     Page

     fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               2. (a) The Guaranties of the Delaware Guarantors, MMNY, CMT and the California Guarantors have been duly authorized by each of the Delaware Guarantors, MMNY, CMT and the California Guarantors and, when executed and delivered by each of the Delaware Guarantors, MMNY, CMT and the California Guarantors in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute valid and binding obligations of each of the Delaware Guarantors, MMNY, CMT and the California Guarantors, enforceable against each entity in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               (b) When executed and delivered by each Other Guarantor in accordance with the provisions of the Indenture and as contemplated by the Registration Statement, the Guaranties of the Other Guarantors will constitute valid and binding obligations of the Other Guarantors enforceable against each Other Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally and subject, as to enforce-ability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the States of Delaware, California and Texas and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

               The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except that we hereby consent to the use of this opinion

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     Dollar Financial Group, Inc.
     January 28, 1997
     Page 3

     as an exhibit to the Registration Statement. We further consent to the reference to our name under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.


                                        Very truly yours,

                                        WEIL, GOTSHAL & MANGES LLP


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                                   Schedule I
                                   ----------

     Guarantor                          State of Incorporation
     ---------                          ----------------------

     Albuquerque Investments, Inc.           New Mexico

     Check Mart of New Mexico, Inc.          New Mexico

     Any Kind Check Cashing Centers, Inc.    Arizona

     L.M.S. Development Corporation          Arizona

     U.S. Check Exchange
       Limited Partnership                   Arizona

     Check Mart of Louisiana, Inc.           Louisiana

     Check Mart of New Jersey, Inc.          New Jersey

     Check Mart of Pennsylvania, Inc.        Pennsylvania

     Dollar Financial Insurance Corp.        Pennsylvania

     Financial Exchange Company of
       Pennsylvania, Inc.                    Pennsylvania

     Monetary Management Corp.               Pennsylvania

     QTV Holdings, Inc.                      Pennsylvania

     Check Mart of Utah, Inc.                Utah

     Check Mart of Washington, Inc.          Washington

     Check Mart of Washington, D.C., Inc.    District of Columbia

     Check Mart of Wisconsin, Inc.           Wisconsin

     Financial Exchange Company of
       Michigan, Inc.                        Michigan

     Financial Exchange Company of
       Ohio, Inc.                            Ohio

     Monetary Management of
       Maryland, Inc.                        Maryland

     NYFS06...:\47\41847\0008\1710\OPN1097M.14C